UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 15, 2015, Resolute Wyoming, Inc., a Delaware corporation (“Resolute Wyoming”), a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with an undisclosed buyer to sell its Hilight Field oil and gas properties in the Powder River Basin in Campbell County, Wyoming, for a purchase price of $55 million, subject to customary purchase price adjustments, including for title and environmental defects (the “PRB Sale”). Under the terms of the PSA, the buyer has deposited an amount equal to 10% of the purchase price, or $5.5 million, in an escrow account. The PRB Sale will be effective as of July 1, 2015. The Company expects the PRB Sale to close on or about October 6, 2015, subject to customary conditions to closing. The proceeds of the sale will be used to reduce debt.

Item 7.01 Regulation FD Disclosure

On September 16, 2015, the Company issued a press release announcing the material agreement. The press release is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated September 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 16, 2015.